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                                                                    Exhibit 4.10

                                    JAWZ INC.

         SUBSCRIPTION AGREEMENT made as of this 27th day of December, 2000 between JAWZ Inc., a corporation organized under the laws of the State of Delaware with offices at 400, 630 - 8th Avenue SW, Calgary, AB Canada T2P 1G6 (the "Company") and Thomson Kernaghan & Co. Limited, a corporation organized under the laws of the Province of Ontario (the "Subscriber").

         WHEREAS, the Company desires to issue in a private placement (this "Offering") 2,666,667 shares of common stock of the Company, par value $0.001 per share (the "Common Stock") at a total cost of to the Subscriber of One Million Dollars ($1,000,000), in a private placement in accordance with an exemption provided by Regulation S from the registration provisions of the Securities Act of 1933 (the "Act"), on the terms and conditions hereinafter set forth and the Subscriber desires to acquire the Common Stock as set forth on the signature page hereof;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

         I. SUBSCRIPTION FOR COMMON STOCK AND REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

                  1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company 2,666,667 shares of Common Stock at a price equal to $0.375 per share (for a total purchase cost of $1,000,000), and the Company agrees to sell such Common Stock to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of shares of Common Stock as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable by certified or bank check made payable to the Company or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement.

                  1.2 The Subscriber recognizes that the purchase of Common Stock involves a high degree of risk in that (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Common Stock; (ii) it may not be able to liquidate its investment; (iii) transferability of the securities comprising the Common Stock is extremely limited; and (iv) the Subscriber could suffer the loss of its entire investment, as well as other risk factors as more fully set forth herein and in the Company's filings (the "34 Act Filings") with the United States Securities and Exchange Commission (the "SEC") filed in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  1.3   The Subscriber represents and warrants that:

                        1.3.1 No offer or sale of the Common Stock was made to the Subscriber in the United States;

                        1.3.2 The Subscriber is not purchasing the Common Stock for the account or on behalf of any U.S. Person;





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                        1.3.3  The Subscriber has not made any pre-arrangement
                               to transfer the Common Stock to a U.S. Person or to return the Common Stock to the United States securities markets (which includes short sales in the United States within the one-year restricted period under Regulation S to be covered by delivery of the Common Stock) and is not purchasing the Common Stock as part of any plan or scheme to evade the registration requirements of the Securities Act;

                        1.3.4 All offers and sales of the Common Stock by the Subscriber in the United States or to U.S. Persons or otherwise whether prior to the expiration or after the expiration of the one-year restricted period shall be made only pursuant to a registration of the Common Stock, as the case may be, under the Securities Act or an exemption from registration. The Subscriber also understands that the Company will, in order to approve removal of the restrictive legend from certificates evidencing the Common Stock, require from the Subscriber certain written representations to indicate that the sale of the Common Stock was made in a transaction that complies with the provisions of Regulation S and may require a legal opinion that removal of the legend is appropriate;

                        1.3.5 The Subscriber has not engaged in any "directed selling efforts" (as defined in Regulation S) in the United States regarding the Common Stock, nor has it engaged in any act intended to or which reasonably might have the effect of preconditioning the U.S. market for the resale of the Common Stock being subscribed;

                        1.3.6 The Subscriber is not a "distributor" as defined in Regulation S. However, if the Subscriber should be deemed to be a distributor prior to reselling the Common Stock to a non-U.S. Person during the one-year restricted period, the Subscriber will send a notice to each new Subscriber of the Common Stock, as the case may be, that such new Subscriber is subject to the restrictions of Regulation S during the restricted period;

                        1.3.7 The Subscriber is not an officer, director or "affiliate" (as that term is defined in Rule 405 under the Securities Act) with the Company or an "underwriter" or "dealer" (as such terms are defined in the federal securities laws of the United States), and the purchase of the Common Stock by the Subscriber is not a transaction (or part of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act. If the Subscriber becomes an affiliate of Company at any time after purchasing the Common Stock, the Subscriber understands and agrees that every sale made by it thereafter must be made in compliance with the provisions of Rule 144 of the




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                               Securities Act (expect for the two-year holding
                               period requirement), including the filing of Form 144 with the U.S. Securities and Exchange Commission at the time of the sale, as required under Rule 144. The Subscriber understands and agrees that the provisions of Rule 144, if at any time applicable to it, are separate and apart from and independent of any restrictions imposed by Regulation S and will apply even after the expiration of the applicable one-year restricted period under Regulation S;

                        1.3.8 The Subscriber does not have a short position in the Common Stock and will not have a short position in such securities at any time prior to the expiration of the restricted period; and

                        1.3.9 If at any time after the expiration of the one-year restricted period under Regulation S the Subscriber wishes to transfer or attempts to transfer the Common Stock to a U.S. Person, Subscriber agrees to notify the Company if at such time it is an "affiliate" the Company or is then acting as an "underwriter," "dealer" or "distributor" as to the Common Stock (as such terms are defined in the federal securities laws of the United States or the regulations promulgated thereunder, including, but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Securities Act.

                  1.4 The Subscriber acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities and that it recognizes the highly speculative nature of this investment.

                  1.5 The Subscriber that it has reviewed the Company's 34 Act Filings and it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this Offering.

                  1.6 The Subscriber acknowledges that this Offering may involve tax consequences. The Subscriber acknowledges that it must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Common Stock.

                  1.7 The Subscriber acknowledges that this Offering has not been reviewed by the SEC (or any other regulatory body) because of the Company's representations that this is intended to be a nonpublic offering.

                  1.8 The Subscriber understands that Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Exchange Act, or its dissemination to the public of any current financial or other information concerning the Company, as



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is required by the Rule as one of the conditions of its availability. The
Subscriber understands and hereby acknowledges that the Company is under no obligation to register the securities comprising the Common Stock under the Act, with the exception of certain registration rights set forth in Article III herein. The Subscriber consents that the Company may, if it desires, permit the transfer of the Common Stock out of its name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws").

                  1.9 The Subscriber consents to the placement of a legend on any share certificate evidencing the Common Stock stating that the shares have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

                  1.10 The Subscriber acknowledges that if it is a NASD member firm, it must give the notice required by the NASD's Rules of Fair Practice.

                  1.11 The Subscriber is a corporation, and represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Common Stock; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered constitutes the legal, binding and enforceable obligation of the undersigned.

                  1.12 The Subscriber is not a United States person, but is a resident of Ontario, Canada. As such, the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the securities comprising the Common Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase and resale of the Common Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Common Stock. Such Subscriber's subscription and payment for, and its continued ownership of the Common Stock, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

         II.      REPRESENTATIONS BY THE COMPANY

                  2.1 The Company represents and warrants to the Subscriber that prior to the consummation of this Offering and at the Closing Date:

                        (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

                        (b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Common Stock and the securities contained therein will have been duly taken and approved.



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                        (c)  The shares of Common Stock subscribed for have been
duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued and fully paid and non-assessable.

         III.     REGISTRATION RIGHTS

                  3.1 Required Registration. The Company hereby agrees with the Subscriber or its transferees (collectively, the "Holders") to include the Common Stock in the registration statement to be filed with the SEC covering the resale of the securities sold by the Company in this Offering on Form S-1 or such other form as the Company desires, pursuant to the Act on or before June 30, 2001, and to use its best efforts to cause such registration to become effective as soon as practicable thereafter.

         The Company shall pay the expenses described in Section 3.3 for the registration statements filed pursuant to this Section 3.1, except for underwriting discounts and commissions and legal fees of the Holders, which shall be borne by the Holders.

                  3.2 Registration Procedures. If and whenever the Company is required by the provisions of Section 3.1 to effect the registration of the Common Stock offered hereby (the "Registrable Shares") under the Act, the Company will:

                        (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective until the Registrable Shares are freely tradable without the volume limitations of Rule 144;

                        (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the Registrable Shares are freely tradable without the volume limitations of Rule 144;

                        (c) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                        (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                        (e) notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;



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                        (f)  notify the Placement Agent promptly of any request
by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                        (g) prepare and file with the SEC, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares by such Holders;

                        (h) prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                        (i) advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  3.3   Expenses.

                        (a) With respect to the registration required pursuant to Section 3.1 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that Holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

                        (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 3.3(a) above). Fees and disbursements of counsel and accountants for the participating Holders and any other expenses incurred by the participating Holders not expressly included above shall be borne by the such Holders.

                  3.4   Indemnification.

                        (a) The Company will indemnify and hold harmless each Holder of Registrable Shares which are included in a registration statement pursuant to the provisions of Section 3.1 hereof,



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its directors and officers, and any underwriter (as defined in the Act) for such
Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, its directors and officers, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                        (b) Each Holder of Registrable Shares included in a registration pursuant to the provisions of Section 3.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof.

                        (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 3.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying



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party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         IV.      MISCELLANEOUS

                  4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, 400, 630 - 8th Avenue SW, Calgary, AB Canada T2P 1G6, Attention: Chief Financial Officer and to the Subscriber at its address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address and notices sent from outside the continental United States, which shall be deemed to have been given when received.

                  4.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

                  4.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

                  4.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the Province of Ontario, Canada. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in Toronto, Ontario, Canada and they hereby submit to the exclusive jurisdiction of the courts of the Province of Ontario located in the City of Toronto, Ontario with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding



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by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

                  4.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Common Stock as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

                  4.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

                  4.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

                  4.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

                  4.9 The Company agrees not to disclose the name, address or any other information about the Subscriber, except as required by law, provided, that the Company may use information relating to the Subscriber in any registration statement under the Act with respect to the Warrant Shares.

                                      * * *

                           [SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF, the parties have executed this Subscription
Agreement as of the day and year first written above.

                                 THOMSON KERNAGHAN & CO. LIMITED


                                 By:
                                     ----------------------------------------
                                     Name:
                                     Title:


                                 --------------------------------------------


                                 --------------------------------------------
                                 Address of Subscriber


                                 --------------------------------------------
                                 Social Security or Taxpayer Identification
                                 Number of Subscriber


US$ 1,000,000.00
-----------------------------------------------------------------------------
Dollar Amount of Common Stock Subscribed For

2,666,667
-----------------------------------------------------------------------------
Number of Shares of Common Stock Subscribed For



Subscription Accepted:

JAWZ INC.


By:
    ----------------------------------------
    Name:
    Title:

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